UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

Microwave Filter Company, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Supplement #1 to Definitive Proxy Statement

This supplemental information should be read in conjunction with the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by the Company on March 1, 2013, which should be read in its entirety.

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Dear Shareholder of Microwave Filter Company, Inc.:

We recently mailed you proxy material in connection with our upcoming Annual Meeting of Shareholders to be held on April 10, 2013. According to our records, we have not yet received your vote or you may want to reconsider your previous vote.

It is very important that your shares be voted, regardless of the number of shares you own.

Please take a moment to VOTE your shares by returning your voting form in the envelope provided. If your shares are in street name you may vote by internet or phone by following the enclosed instructions.

Our Board of Directors recommends the following:

Proposal 1 – FOR
Proposal 2 – FOR
Proposal 3 – FOR
Proposal 4 – 3 years
Proposal 5 – AGAINST

Please note Proposal 5 is put forward by dissident shareholder, Mr. Daniel Rudewicz of Furlong Financial LLC who previously (last year) withdrew a similar proxy access proposal on the eve of the Shareholder’s meeting. If you recall Mr. Rudewicz also put forth himself and Mr. Ryan Morris as Director candidates as well last year (whose candidacy was also withdrawn on the eve of the Shareholder’s meeting).

Quoting from last year’s proxy material (2012) may provide background information and context to be considered by our shareholders.

From Last Years (2012) Proxy Material:

“Daniel Rudewicz (Furlong Financial LLC) and Ryan Morris appear to be “professional dissident shareholders” who utilize “proxy access” proposals and engage in proxy contests to obtain board seats and eventually, gain control of a target company’s Board or gain other “remuneration.”

Currently (or in the recent past) Rudewicz and/or Morris have made such hostile and aggressive attacks on the following companies: (1) Paragon Technologies (PNT.PK), Easton, PA; (2) KSW, Inc., Long Island City, NY; (3) Pinnacle Airlines Corp (PNCL), Memphis, TN and (4) Infusystem Holdings Inc. (NYSE-AMEX:1NFU), Madison Heights, MI.

Rudewicz (and Morris) are expected to wage a second proxy contest at next years (2013) Shareholder’s Meeting to install an additional group of three dissident Directors and complete their “take over” of your Board using their proposed proxy access proposal (Proposal 2). They expect you to cede control of your Board to a group of stockholders owning as little as 15% of the company shares for as little as 30 days without paying any customary control premiums.”

While Mr. Rudewicz is not running a slate of Directors this year, as predicted he is back with another proxy access proposal. While Mr. Rudewicz’s motivations are not known, management believes it is the best interest of the shareholders to vote AGAINST his proposal (Proposal No. 5).

If you recently voted for Proposal No. 5 you may vote again and your most recently dated vote will replace your previous vote.

Thank you for your continued cooperation and support.

Sincerely,

Robert R. Andrews
Chairman of the Board

PROXY

This proxy is Solicited by The Board of Directors of Microwave Filter Company, Inc.

Proxy for 2013 Annual Meeting of Shareholders

The undersigned hereby appoints Robert R. Andrews and Carl F. Fahrenkrug proxies of the undersigned, with full power of substitution, to vote shares of common stock of the Company which the undersigned is entitled to vote at the 2013 Annual Meeting of the Shareholders to be held on Wednesday, April 10, 2013 at 10:00 a.m. and any adjournments thereof as follows:

(1) ELECTION OF DIRECTORS

     Instructions: To vote for all nominees, place an X in box number 1. To withhold authority to vote for any individual nominee, place an X in box number 2, and draw a line through his/her name in the list below.

1. [ ] For All Nominees
2. [ ] For All Nominees Except Those With A Line Through Their Name

Robert R. Andrews     Sidney K. Chong     Richard L. Jones      Robert D. Shiroki

The Board of Directors recommends a vote FOR all nominees.

(2) Proposal to ratify the appointment of EFP Rotenberg, LLP as the Company's independent auditors for the fiscal year ending September 30, 2013.

FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

The Board of Directors recommends a vote FOR this proposal.

(3) Advisory approval of compensation of named executives as disclosed in the Proxy Statement.

FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

The Board of Directors recommends a vote FOR this proposal.

(4) Advisory vote on the frequency of the advisory vote on the compensation of the named executives as disclosed in the Proxy Statement.

3 YEARS [ ]    2 YEARS [ ]    1 YEAR [ ]    ABSTAIN [ ]

The Board of Directors recommends 3 YEARS.

(5) Shareholder Proposal to Amend the Amended and Restated Bylaws of the Company to add a new Bylaw that would allow a shareholder, or group of shareholders, beneficially owning 3% or more of the Company's common stock continuously for at least three years to nominate three candidates for the election to the Company's Board of Directors at the meeting of stockholders.

FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

The Board of Directors recommends a vote AGAINST this proposal.

In their discretion, the proxies are authorized to vote upon other matters properly coming before the meeting or any adjournments thereof. This proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL (1), (2), (3) and 3 years for Proposal (4) AND AGAINST SHAREHOLDER PROPOSAL (5).

NOTE: Please date and sign exactly as your name or names appear below and return in the enclosed postage paid envelope. When signing as an Attorney, Executor, Trustee, Guardian or Officer of a Corporation, please give title as such.

__________________________	________
Signature	Date

__________________________	________
Signature if held jointly	Date

IMPORTANT: To assist the Company in planning the Annual Meeting please check the following:

I plan to attend the Annual Meeting _____ I do not plan to attend the Annual Meeting _____